Exhibit 99.1

DOV Pharmaceutical

For Immediate Release

Contact:
(Company)                               (Corporate Communications)
Barbara Duncan                          Kathleen Eppolito
Chief Financial Officer                 Scientia Communications, Inc.
DOV Pharmaceutical, Inc.                (718) 281-1809
(201) 968-0980

DOV Pharmaceutical, Inc. Purchases Rights to Controlled Release Formulations of
           Bicifadine and Ocinaplon from its Joint Venture with Elan

Hackensack, NJ, October 22, 2003. DOV Pharmaceutical, Inc. (NASDAQ: DOVP) announced today that it has agreed with Elan Corporation to purchase 100% ownership of the parties' joint venture operating company established in 1999 to develop controlled release formulations of bicifadine and ocinaplon.

Bicifadine is DOV's novel, non-narcotic analgesic, and ocinaplon is DOV's novel anti-anxiety product for the treatment of generalized anxiety disorder. DOV recently announced positive Phase 3 results for bicifadine showing that it has efficacy at least equivalent to tramadol with fewer side effects. Ocinaplon, a non-BDZ, has been shown to produce anti-anxiety effects without sedation, muscle relaxation or amnesia, effects often produced by BDZ compounds.

In connection with the acquisition, DOV will pay upon closing $5.0 million to a subsidiary of Elan in respect of its 17% stake in the joint venture. Elan will grant to the operating company a non-exclusive, royalty free, perpetual, worldwide license to make and sell the two drug products using controlled release formulations using the Elan intellectual property licensed to the joint venture, including that developed during the venture. In connection with the license grant, Elan will be entitled to receive up to an aggregate of $3.0 million when the drugs are licensed or come to market.

"Elan's contribution to the controlled release formulations of bicifadine and ocinaplon in our collaboration has been critical to the development and advancement of these two candidates," stated Dr. Arnold Lippa, Chief Executive Officer of DOV. "We gratefully acknowledge and appreciate the efforts and expertise of the entire Elan team." Dr. Lippa added, "By acquiring 100% ownership of the joint venture's operating company and its products, DOV is well-situated to pursue new strategic alliances and reach out to potential license partners."

DOV is a biopharmaceutical company focused on the discovery, in-licensing, development and commercialization of novel drug candidates for central nervous system and other disorders, including cardiovascular and urological, that involve alterations in neuronal processing. The Company has six product candidates in clinical trials addressing therapeutic indications with significant unmet needs. As earlier reported, the start of the phase 3 pivotal trial of ocinaplon has been placed on clinical hold by the FDA pending receipt by the agency of satisfactory additional safety information.

Cautionary Note:
----------------

Statements in this press release that are not historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, each as amended, including statements regarding our expectations with respect to the progress of and level of expenses for our clinical trial programs. You can also identify forward-looking statements by the following words: may, will, should, expect, intend, plan, anticipate, believe, estimate, predict, potential, continue or the negative of these terms or other comparable terminology. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain or perhaps even relatively confident. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. Such factors may also materially adversely affect our ability to achieve our objectives and to successfully develop and commercialize our product candidates, including our ability to:

      o demonstrate the safety and efficacy of product candidates at each stage of development;

      o     meet our development schedule for our product candidates;

      o meet applicable regulatory standards and receive required regulatory approvals on our anticipated time schedule or at all;

      o meet obligations and achieve milestones under our license and other agreements;

      o     obtain collaborations as required with pharmaceutical partners;

      o     obtain substantial additional funds;

      o     obtain and maintain all necessary patents or licenses; and

      o produce drug candidates in commercial quantities at reasonable costs and compete successfully against other products and companies.

Other factors that may cause our actual results to differ materially from our forward-looking statements include the fact that we or the FDA may suspend one or more of our clinical trials, patient recruitment may be slower than expected or patients may drop out of our clinical trials and our success depends on the performance of our licensees and collaborative partners who among other things may not fulfill their obligations to us. You should also refer to the risks discussed in our other filings with the Securities and Exchange Commission including those contained in our annual report on Form 10-K filed on March 31, 2003. We qualify all our forward-looking statements by these cautionary statements. There may be other factors that may materially affect our forward-looking statements and our future results. Readers should not, therefore, place undue reliance on our forward-looking statements. We do not undertake any obligation and do not intend to update any forward-looking statement.